EX-10.1

FIRST AMENDMENT TO THE

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”) to that certain Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement, dated September 18, 2023 (collectively, the “RSU Agreement”), is made effective as of September 13, 2024 (the “Effective Date”), by and between Roadzen Inc., a British Virgin Islands Business company (“Roadzen BVI” or the “Company”), as successor in interest to Roadzen, Inc., a Delaware corporation (“Roadzen (DE)”) and ___________ (“Recipient”).

W I T N E S S E T H:

WHEREAS, Roadzen (DE) and Recipient entered into that certain RSU Agreement whereby Roadzen (DE) granted Recipient ________ Restricted Stock Units in Roadzen (DE) which was thereafter converted into __________ Restricted Stock Units in Roadzen BVI (the “RSUs”), and

WHEREAS, the RSUs were granted pursuant to the terms, provisions and conditions set forth in the RSU Agreement and that certain Roadzen, Inc. 2023 Equity Incentive Plan and thereafter assumed under the Roadzen Inc. 2023 Omnibus Incentive Plan, as amended from time to time and/or assumed (the “Plan”), and

WHEREAS, in connection with ongoing efforts to restructure and recapitalize the Company, and in consideration for the continuation of Recipient’s employment with the Company, the Recipient and the Company each believe it to be in their best interests, and have each agreed, to provide for additional vesting restrictions on such RSUs, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

the parties hereto amend the RSU Agreement as set forth below. Capitalized terms used but not defined herein shall have the meaning ascribed to it under the RSU Agreement and the Plan, as the case may be.

1.
Section 1(b) of the RSU Agreement shall be replaced, in its entirety, with the following:

(b) Vesting. The Restricted Stock Units shall vest in the following amounts on the following dates (each, a “Vesting Date”), subject to the Participant’s Continuous Service from the Grant Date through the vesting date:

Number of Restricted Stock Units	Vesting Date
__________	September 17, 2025

For the avoidance of doubt, if the Participant incurs a change in the capacity in which the Participant renders service to the Company Group as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service for a member of the Company Group before the Restricted Stock Units have vested, such change in status alone shall not constitute a termination of Continuous Service for purposes of this Award.

Notwithstanding anything to the contrary in the Grant Notice or this Agreement, upon the termination of the Participant’s Continuous Service either on account of the Participant’s death, Disability or by the Company without Cause (each, a “Qualifying Termination”), then the unvested portion of the RSUs shall become immediately vested as of the date of such Qualifying Termination. In addition, in the event of a Change in Control of the Company during the Participant’s Continuous Service, then the unvested portion of the RSUs shall become immediately vested as of the date of such Change in Control.

2. It is hereby clarified that no separate India Sub Plan has been adopted by the Company in relation to the Plan and/or the RSU Agreement. Accordingly, any reference to the term, “India Sub Plan” under the Plan and/or RSU Agreement be and is hereby deleted.

3. This Amendment shall form an integral part of the RSU Agreement. Except as otherwise provided under Clause 1 above, in all other respects, the RSU Agreement shall remain unchanged. All references to the RSU Agreement shall include reference to this Amendment.

4. In the event of any inconsistency between this Amendment and the RSU Agreement, the provisions of this Amendment shall prevail so far as the matters contained herein.

5. The parties to this Amendment agree and undertake to take all necessary actions to give effect to this Amendment.

6. Each party to this Amendment confirms that it has the full legal right, capacity and authority to enter into this Amendment, and the provisions of this Amendment, as applicable to each of them, constitute a legal, valid and binding obligation on each of them.

7. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

8. This Amendment may be executed by DocuSign, facsimile or .PDF in any number of counterparts, any one of which shall be an original, but all of which shall be one and the same instrument.

[signature page to follow]

IN WITNESS WHEREOF, the parties have caused this instrument to be executed on the dates written below.

ROADZEN, INC. By:
Name: Title: Date: ROADZEN INC.
By:
Name: Title: Date: RECIPIENT

Name: Date: